Exhibit 10.10

STATE OF ISRAEL

LICENSE

License No. 428” New Megiddo”

Pursuant to my authority under section 16 of the Petroleum Law 5712-1952

This LICENSE is granted to Zion Oil & Gas Inc. (100%)

This LICENSE is granted over the area described in the First Annex.

This LICENSE is granted – subject to the provisions of the Petroleum Law, 5712-1952, and the regulations issued pursuant thereto, and to the special conditions detailed in the Second Annex, which is an integral part of this license.

Granted in Jerusalem, on the 17th of Kislev 5781, December 3, 2020

Yossi Wurzburger

(Signature added)

Petroleum Commissioner

This License was registered at the Petroleum Registry on the 17th Kislev 5781, 3 December 2020

STATE OF ISRAEL

License No. 428 “New Megiddo”

FIRST ANNEX

Description of the Area

Number on map	X	Y	Comments
1	226,614	729,594
2	246,249	718,970
3	246,000	711,000
4	244,869	711,000
5	246,002	707,000
6	251,595	707,000
7	251,566	699,431	To point 8 along the Green line
8	243,191	702,137
9	240,189	704,361
10	239,490	714,378
11	236,101	715,506
12	232,185	714,068
13	231,441	713,501	To point 14 along the Green line
14	221,049	717,386
15	217,681	721,404
16	219,463	726,571

●	Total area is approximately 400,000 dunam (approximately 400 square kilometers), the coordinates are based on the new Israeli grid.

●	The area of the license is defined solely by the above stated waypoints.

It is hereby specified that in the event of a discrepancy between maps submitted by the Licensee and the above description, then the waypoints prevail.

●	The issuance of this license shall not make redundant receiving any permit, confirmation or license from any public body as required by law. In addition, this license shall not be deemed to make redundant arranging all aspects necessary by law through any public or private entity.

Granted in Jerusalem	Yossi Wurzburger
(Signature added)
3 December 2020	Petroleum Commissioner

STATE OF ISRAEL

License No. 428“New Megiddo”

FIRST ANNEX

Area Description- Continuation

STATE OF ISRAEL

License No. 428 “New Megiddo”

SECOND ANNEX

SPECIAL CONDITIONS

This license is granted for the period of 3 December 2020 until 2 May 2021. During the license period the Licensee shall carry out the work program as follows:

No.	ACTIVITY DESCRIPTION	PROJECTED TO BE CARRIED OUT BY:
1	Spud Megiddo 2	10 December 2020
2	Complete drilling and transfer all material and data regarding the drilling and the field pursuant to the Commissioner guidelines	30 April 2021

1. Interpretation

1.1 Words and phrases defined in the Petroleum Law, 5712- 1952(hereinafter: the Law) or in the Petroleum Regulations, 5713-1953 hereinafter: (“Petroleum Regulations” or “Regulations”) or the Petroleum Regulations Permission to deviate from the provisions of the Planning and Building Law 5772-2012 (hereinafter:” Permission to deviate from the provisions of the Planning and Building Law Regulations” (Petroleum Regulations and Regulations for Permission to Deviate from the Provisions of the Planning and Building Law Regulations shall be termed together hereinafter “the Regulations”), or the Natural Gas Economy Law 5762-2002 ( hereinafter “Natural Gas Law” ) , shall have the meaning given to them in the Law or in the Petroleum Regulations or in the Natural Gas law, as the case may be, unless expressly stated otherwise or if implied from the written language or from its .context in another sense.

1.2 For the avoidance of doubt, “Licensee” means any of the licensees listed above, jointly and severally, including their substitutes approved by law. The obligations imposed on the licensee in the license will apply to each of the license recipients, or their said substitutes.

2. License Period

2.1 The license period is the period of 6 months as specified in the second appendix to this license, (respectively “The Second Addendum”, “The Original Period).

2.2 The license period can be extended for only one additional period of an additional 6 months subject to the compliance of provisions of the law, regulations and all the following conditions:

2.2.1 The licensee shall carry out with due diligence in the Original Period the work plan set forth in the Second Schedule in accordance with the schedule in the Second Schedule, or as extended by the approval of the Commissioner.

2.2.2 The licensee drilled one exploratory well and undertook a work plan which will be approved by the Commissioner.

2.2.3 Application for extension of the license period for the additional period after the end of the Original Period if the Licensee has not had a discovery in the area of the license, shall be submitted at least one month prior to the end of the Original Period, and will include the details required by the Law and Petroleum Regulations, including details regarding the technical and financial capacity of the licensee to meet the proposed work plan.

2.3 Notwithstanding the provisions of section 2.2 of this license, if the licensee has a discovery in the area of the license, the license period may be extended for a period of up to two years, in accordance with the provisions of section 18 (b) (2) of the Law.

14. Guarantees

14.1 Condition precedent for grant of the license is that the Licensee submit an autonomous irrevocable unconditional bank guarantee of $500,000 US Dollars as set forth in the attached appendix (hereinafter” the Guarantee”).